UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 5, 2020

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Explanatory Note

This Current Report on Form 8-K/A is being filed by Ashford Hospitality Trust, Inc. (the “Company”)  solely to correct a typographical error in the Current Report on Form 8-K the Company filed on August 6, 2020 (the “Original Form 8-K”) with respect to the Forbearance Agreement (as defined below) entered into by the Company relating to the loan agreement secured by the Renaissance Nashville and Westin Princeton.  The Original Form 8-K stated that the Forbearance Agreement provided that interest payments with respect to the loan were required to resume on October 9, 2021.  As described below, the Forbearance Agreement provides that such payments are required to resume on October 9, 2020.  The Current Report on Form 8-K, as amended to correct this typographical error, is restated below.

Item 8.01    Other Events.

In March 2019, Ashford Hospitality Trust, Inc. (the “Company”) refinanced its $178.1 million mortgage loan secured by the Renaissance Nashville and Westin Princeton for a new mortgage loan that totaled $240.0 million. The loan has a two-year initial term that matures in March 2021, and five one-year extension options, subject to the satisfaction of certain conditions. Additionally, the interest rate of the loan is LIBOR + 2.75% and the loan requires monthly payments of interest only.

On April 9, 2020, the Company failed to make the interest payment due on the loan. On August 5, 2020, the Company entered into a forbearance agreement with its lender, effective April 1, 2020 (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, its lender consented to: (i) the deferral of interest payments for a period of six months beginning April 9, 2020 through September 30, 2020, with interest payments resuming on October 9, 2020; (ii) repayment of all deferred interest on a 1/12th monthly basis starting January 9, 2021; and (iii) the utilization of FF&E reserve funds (from the furniture, fixtures and equipment reserve account generally reserved to finance capital improvements to the property) for the payment of operating expenses at the hotels. The Renaissance Nashville FF&E reserve is subject to replenishment on a 1/24th monthly basis starting January 2021 and the Westin Princeton FF&E reserve is subject to replenishment on a 1/12th monthly basis starting January 9, 2021.

Lismore Capital II LLC (“Lismore”), a subsidiary of Ashford Inc., was paid a $600,000 fee in connection with this forbearance, which was due to Lismore under the Amended and Restated Ashford Trust Agreement, effective as of April 6, 2020, between Lismore and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2020

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary